Consent of Independent Auditors


     We consent to the reference to our firm under the captions "Financial Highlights" and "General Information - Counsel and Independent Auditors" and to the use of our report on The Gabelli U.S. Treasury Money Market Fund dated November 1, 1999, in this Registration Statement (Form N-1A No. 33-48220) of The Gabelli Money Market Funds.


                                                         /s/  Ernst & Young, LLP
                                                              Ernst & Young, LLP


New York, New York
November 23, 1999